EXHIBIT 10.32

STERLING BANCORP (FKA PROVIDENT NEW YORK BANCORP)
ID: 80-0091851
400 Rella Boulevard
Montebello, NY 10901

Notice of Grant of Award and Award Agreement

_______________________________________            Award Number:     _________
Name of Award Holder                        Plan:         2014

______
Address                    City            State                Zip

Effective __________, you have been granted a performance award of ________ shares of STERLING BANCORP (FKA PROVIDENT NEW YORK BANCORP) (the Company) common stock. These shares are restricted contingent upon the achievement of the associated Goal(s).

The current total value of the performance award is $__________.

The Goal will be measured in increments on the date(s) shown.

Vest Period	Shares	Final Measurement Date

By your signature and the Company’s signature below, you and the Company agree that this award is granted under and governed by the terms and conditions of the Company’s Award Plan as amended and the Award Agreement, all of which are attached and made a part of this document.

STERLING BANCORP (FKA PROVIDENT NEW YORK BANCORP)

________________________________________________    _____________________________
Print Name:                        Date:
Title:

HOLDER

________________________________________________    _____________________________
Print Name:                        Date:

EXHIBIT 10.32

EXHIBIT A

STERLING BANCORP
2014 STOCK INCENTIVE PLAN
PERFORMANCE-BASED STOCK AWARD NOTICE

General Terms and Conditions

Section 1.     Size and Type of Award. The shares of Common Stock (the “Shares”) of Sterling Bancorp (the “Company”) covered by this Award (“Awarded Shares”) are listed on the Performance-Based Stock Award Notice. This Performance-Based Stock Award Notice (this “Award Notice”) is subject to all of the terms and conditions of the Sterling Bancorp 2014 Stock Incentive Plan (“Plan”).

Unless otherwise specified by the Compensation Committee, your Awarded Shares as set forth on this Award Notice will be designated “Escrow,” registered in the name of the Recipient and held by the Compensation Committee, together with a stock power executed by the Recipient in favor of the Committee, on a pooled basis with other Awarded Shares. You may receive additional Shares, or forfeit Awarded Shares, as set forth in Section 2 below.

Your employment with the Company, Sterling National Bank, and/or any of their subsidiaries constitutes adequate consideration for the issuance of the Awarded Shares to you having a value at least equal to the par value of the Awarded Shares, but the vesting conditions described below will nevertheless determine your right to acquire unrestricted ownership of the Awarded Shares.

Section 2.     Vesting.

(a)     Vesting Conditions. There are conditions you must satisfy before your Performance-Based Stock Award will vest:

(i)     You must remain in the continuous service of the Company, Sterling National Bank and/or any of their subsidiaries through the Vesting Date shown in this Award Notice (“Service Conditions”).

(ii)     Any Performance Condition(s) specified in this Award Notice must be met as of the end of their respective Performance Measurement Period(s) as determined by the Compensation Committee on the basis of such evidence as it deems appropriate (“Performance Conditions”).

(iii)     Awarded Shares, as adjusted based on satisfaction of the Performance Conditions, will vest and become non-forfeitable on the Vesting Date.

As a general rule, if you have satisfied BOTH the Service Conditions and the Performance Conditions, your right to the Awarded Shares will be non-forfeitable.

(b)     Vesting Date. The Vesting Date for your Awarded Shares, as adjusted, is specified on this Award Notice. On the Vesting Date, you will obtain unrestricted ownership of the Awarded Shares, as adjusted, that vest on that Vesting Date. A stock certificate evidencing unrestricted ownership will be transferred to you.

(c)     Forfeitures. If you terminate service with the Company, Sterling National Bank and/or any of their subsidiaries prior to a Vesting Date, you will forfeit any Awarded Shares that are scheduled to vest on that date. If you remain in continuous service with the Company, Sterling National Bank and/or any of their subsidiaries through the applicable Vesting Date but one or more of the applicable Performance Conditions are not satisfied, you will forfeit any Awarded Shares the vesting of which depended on satisfaction of the unsatisfied Performance Condition(s). When you forfeit Awarded Shares, all of your interest in the Awarded Shares will be canceled and any stock certificate or other evidence of ownership must be returned to the Company. You agree to take any action and execute and deliver any document that the Company requests to effect the return of your unvested Awarded Shares. In the event you do not cooperate with the Company in this regard, you hereby appoint and designate the Company as your attorney-in-fact for the purpose of taking any action and signing any document, in your name, which the Company determines is necessary to enforce the forfeiture.

(d)     Death, Disability or Retirement. In the event your service terminates due to death, Disability or Retirement, you will receive a pro-rated portion of the Awarded Shares at the end of the Performance Measurement Period. The pro-rated portion will be determined by calculating the total number of Awarded Shares you would have received if your employment had not terminated prior to the end of the Performance Measurement Period, and multiplying that number by a fraction, the numerator of which is the number of full and partial months of employment that you completed after the Award Date, and the denominator of which is the number of full and partial months between the Award Date and the end of the Performance Measurement Period.

To qualify for Retirement, you must enter into a retirement agreement with the Company, Sterling National Bank or any of their subsidiaries in a form approved by the Compensation Committee, within the Compensation Committee’s discretion, and under which you agree, for a period of two (2) years, to provide consulting services to the Company, Sterling National Bank and/or any of their

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subsidiaries (as specified in Section 2.46 of the Plan) and to refrain from competing with or soliciting employees and customers of the Company, Sterling National Bank or any of their subsidiaries.

(e)     Accelerated Vesting. Upon a Change in Control, the Awarded Shares will vest on an accelerated basis and any Performance Condition for which the Performance Measurement Period has not ended will be deemed satisfied (or will be deemed achieved at target if more than one level of performance is provided for). In such event, you will receive a pro-rated portion of the Awarded Shares at the time of the Change of Control determined by calculating the total number of Awarded Shares you would have received upon satisfaction of the Performance Condition and multiplying that number by a fraction, the numerator of which is the number of full and partial months of employment that you completed after the Award Date, and the denominator of which is the number of full and partial months between the Award Date and the date of the Change in Control.

(f)     Definition of Service. For purposes of determining the vesting of your Awarded Shares, you will be deemed to be in the service of the Company, Sterling National Bank and/or any of their subsidiaries for so long as you serve in any capacity as an employee, officer, non-employee director or consultant of the Company, Sterling National Bank and/or any of their subsidiaries.

(g) Application of Clawback Policy. Notwithstanding anything in this Award Notice to the contrary, the Awarded Shares and any related dividends shall be subject to adjustment and/or recovery, in whole or in part, following the date on which they become vested and payable if and to the extent (i) required by any applicable law, rule or regulation or (ii) provided under the terms of any clawback policy or other policy of similar import adopted by the Company and in effect on the date the Awarded Shares or dividends, as applicable, become vested and payable.

Section 3.     Dividends. Dividends or distributions paid on Awarded Shares, whether or not in cash, will not be paid to you currently. Instead, they will be vested, accumulated and paid to you if, as and when the related Awarded Shares become vested and will be subject to the same Service Conditions and Performance Conditions as the Awarded Shares.

Section 4.     Voting and Tender Rights. You will not have the right to vote, or direct the voting of, Awarded Shares, or the right to respond, or direct the response with respect to Awarded Shares to any tender offer, exchange offer or other offer made to the holder of Shares, unless and until the applicable Service Conditions and Performance Conditions have been satisfied and ownership of record of the Awarded Shares has been transferred to you.

Section 5.    No Right to Continued Service. Nothing in this Award Notice, or any action of the Board or Compensation Committee with respect to this Award Notice, shall be held or construed to confer upon you any right to a continuation of service by the Company, Sterling National Bank, or any of their subsidiaries. You may be dismissed or otherwise dealt with as though this Award Notice had not been entered into.

Section 6.    Taxes. Where any person is entitled to receive Shares pursuant to the Award granted hereunder, the Company shall have the right to require such person to pay to the Company the amount of any tax which the Company is required to withhold with respect to such Shares, or, in lieu thereof, to retain, or to sell without notice, a sufficient number of Shares to cover the amount required to be withheld.

Section 7.    Notices. Any communication required or permitted to be given under the Plan, including any notice, direction, designation, comment, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is delivered personally or five (5) days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below, or at such other address as one such party may by written notice specify to the other party:

If to the Recipient, to the Recipient's address as shown in the Company's records.

If to the Compensation Committee:

Sterling Bancorp
c/o Sterling National Bank
400 Rella Blvd.
Montebello, New York
Attention: Compensation Committee and Corporate Secretary

Section 8.    Restrictions on Transfer. The Performance-Based Stock Award granted hereunder shall not be subject in any manner to anticipation, alienation or assignment, nor shall such award be liable for or subject to debts, contracts, liabilities, engagements or torts, nor shall it be transferable by the Recipient other than by will or by the laws of descent and distribution or as otherwise permitted by the Plan. To name a Beneficiary, complete the attached Appendix A and file it with the Corporate Secretary of the Company.

Section 9.    Successors and Assigns. This Award Notice shall inure to the benefit of and shall be binding upon the Company and the Recipient and their respective heirs, successors and assigns.

Section 10.    Construction of Language. Whenever appropriate in this Award Notice, words used in the singular may be read in the plural, words used in the plural may be read in the singular, and words importing the masculine gender may be read as referring equally to the feminine or the neuter. Any reference to a section shall be a reference to a section of this Award Notice, unless the context clearly indicates otherwise. Capitalized terms not specifically defined herein shall have the meanings assigned to them under the Plan.

Section 11.    Governing Law. This Award Notice shall be construed, administered and enforced according to the laws of the State of New York without giving effect to the conflict of law principles thereof, except to the extent that such laws are preempted by federal law. The federal and state courts having jurisdiction in Rockland County, New York shall have exclusive jurisdiction over any claim, action, complaint or lawsuit brought under the terms of the Plan. By accepting any Award granted under this Award Notice, the Recipient, and any other person claiming any rights under this Award Notice, agrees to submit himself or herself, and any such legal action as he or she shall bring under the Plan, to the sole jurisdiction of such courts for the adjudication and resolution of any such disputes.

Section 12.    Amendment. This Award may be amended, in whole or in part and in any manner not inconsistent with the provisions of the Plan, at any time and from time to time, by written agreement between the Company and the Recipient. This Award Notice amends and supersedes any Award Notice bearing the same effective date.

Section 13.    Plan Provisions Control. This Award Notice and the rights and obligations created hereunder shall be subject to all of the terms and conditions of the Plan that would apply if this Award Notice were being made under the Plan. In the event of any conflict between the provisions of the Plan and the provisions of this Award Notice, the terms of the Plan, which are incorporated herein by reference, shall control. By signing this Award Notice, the Recipient acknowledges receipt of a copy of the Plan. The Recipient acknowledges that he or she may not and will not rely on any statement of account or other communication or document issued in connection with the Award other than the Plan, this Award Notice, or any document signed by an authorized representative of the Company that is designated as an amendment of the Plan or this Award Notice.

EXHIBIT 10.32

APPENDIX A TO PERFORMANCE-BASED STOCK AWARD NOTICE
Beneficiary Designation Form - Performance-Based Stock

GENERAL INFORMATION		Use this form to designate the Beneficiary(ies) who may receive Performance-Based Stock Awards that become vested at your death.
Name of Person Making Designation		Social Security Number ______—_____—__________

BENEFICIARY DESIGNATION
Complete sections A and B. If no percentage shares are specified, each Beneficiary in the same class (primary or contingent) shall have an equal share. If any designated Beneficiary predeceases you, the shares of each remaining Beneficiary in the same class (primary or contingent) shall be increased proportionately.

A PRIMARY BENEFICIARY(IES). I hereby designate the following person as my primary Beneficiary under the Plan, reserving the right to change or revoke this designation at any time prior to my death:
Name		Address	Relationship	Birthdate	Share
%
%
% Total = 100%
B CONTINGENT BENEFICIARY(IES).  I hereby designate the following person(s) as my contingent Beneficiary(ies) under the Plan to receive benefits only if all of my primary Beneficiaries should predecease me, reserving the right to change or revoke this designation at any time prior to my death as to all outstanding Awards:

Name		Address	Relationship	Birthdate	Share
%
%
% Total = 100%
S I G N	H E R E
I understand that this Beneficiary Designation shall be effective only if properly completed and received by the Corporate Secretary of Sterling Bancorp prior to my death, and that it is subject to all of the terms and conditions of the Plan. I also understand that an effective Beneficiary designation revokes my prior designation(s) with respect to all outstanding Awards.

         Your Signature                                 Date

---------------------------------------------------- Internal Use Only ------------------------------------------------------------

This Beneficiary Designation was received by the Corporate Secretary of Sterling Bancorp on the date indicated. By Authorized Signature Date	Comments

EXHIBIT 10.32

APPENDIX B TO PERFORMANCE-BASED STOCK AWARD NOTICE
[Insert Performance Vesting Conditions as determined by the Compensation Committee]